Exhibit 10.32

                        UNPROTECTED LEASE AGREEMENT

      Made and entered into at Yokneam on the 1st day of September 1996

                                  BETWEEN

           MARIO LAZNIK INDUSTRIAL BUILDINGS LTD.
           Publ. Co. 52-003920-7
           64 Sokolov Street,
           Ramat Hasharon
           (hereinafter: "THE LESSOR")
                                                        - OF THE ONE PART -
                          AND

           E.S.C. MEDICAL SYSTEMS LTD.
           Publ. Co. 52-004255-7
           of 9 Ha'etzel Street
           Tirat Hacarmel
           (hereinafter: "THE LESSEE")
                                                     - OF THE OTHER PART -


 WHEREAS: The Lessor owns the rights to the land, as hereinafter defined, pursuant to a Development Contract dated June 30, 1994, and is entitled to have a leasehold contract in respect of the land signed with it, which contract is in the process of preparation and signature with the Israel Lands Administration; and

 WHEREAS: The Lessee has requested to take the Leased Premises, as hereinafter defined, on hire from the Lessor, under an unprotected lease for the period, the purpose and the conditions set forth in this Agreement; and

 WHEREAS: The Lessee declares that it will conduct in the Leased Premises an approved industrial enterprise within the definition of the term under the Law for the Encouragement of Capital Investments, 5719-1959, for the manufacture of electronic products; and

 WHEREAS: The Lessor has agreed to let the Leased Premises to the Lessee, under an unprotected lease for the period, the purposes and on the conditions set forth above and below;


            NOW THEREFORE IT IS DECLARED, AGREED AND STIPULATED
                      BETWEEN THE PARTIES AS FOLLOWS:


 1.   PREAMBLE:

      The preamble to this Agreement and the declarations of the parties therein constitute an integral part hereof.

 2.   APPENDICES:

      The appendices attached to this Agreement as well as all appendices which may be attached hereto in the future, if any will be attached (provided that they bear the signature of the parties and are marked as appendices to this Agreement) constitute an integral part hereof.

 3.   INTERPRETATION:

      The headings to clauses in this Agreement have been inserted for convenience only and they do not constitute part hereof and will not be used for purposes of interpretation.

 4.   NULLITY OF PRIOR REPRESENTATIONS AND UNDERTAKINGS:

      The parties to this Agreement will not be bound by any declaration, representation, drafts, memorandums, application/s for letting of the Leased Premises, agreements and undertakings, verbal or in writing, which are not included in this Agreement, and which were made prior to the signing hereof, and same shall not serve as evidence for purposes of the interpretation of this Agreement.

 5.   DEFINITIONS:

      In this Agreement, provided that this does not conflict with the context, each term and expression set forth below shall have the meaning set opposite it:

 "THE LAND"                 An area of approximately 3,000 sq.m. in Block
                            11495 Parcel 13 (in portion) Plot 5 according to Detailed Plan 163/DT/C which is in Yokneam
                            Illit.

 "THE BUILDING"             A building for industry and trade in an area of
                            approximately 4,400 sq.m. (external
                            measurements), which will be constructed on the Land in accordance with the technical specification and the drawing which are attached to this Agreement as Appendices A and B respectively, and in accordance with plans of the building which is attached to this Agreement as Appendix C.

 "THE LEASED PREMISES"      Part of the building in an area of
                            approximately 600 sq.m. (external measurements) which is marked on Appendices B and C in yellow.

 "PURPOSE OF THE LEASE"     An approved industrial enterprise according to
                            the definition thereof in the Law for the Encouragement of Capital Investments,
                            5719-1959, for the manufacture of electronic products.

 "PERIOD OF LEASE"          As described in Clause 8 of this Agreement.

 "RENTALS"                  As defined in Clauses 9, 10 and 11 and in this
                            Agreement generally.

 "YEAR", "MONTH"            Within the meaning thereof according to the
                            Gregorian calendar.

 "THE BASIC INDEX"          Means the Consumer Price Index (including fruit
                            and vegetables) for the month of March 1996, which will be published by the Central Bureau of Statistics on April 15, 1996.

 "THE NEW INDEX"            Means the last Consumer Price Index (including
                            fruit and vegetables) which will published from time to time by the Central Bureau of Statistics prior to the time specified in this Agreement for the effecting of any of the payments the Lessee has undertaken to pay. If the basis of the index is replaced and/or if the method for the computation and compilation thereof should be changed or if it should be published by another entity instead of the Central Bureau of Statistics, the Lessor will make a calculation of the increase in the index for purposes of this clause, in the course of taking cognizance of the aforesaid changes.

 "PROMISSORY NOTES"         Promissory notes in shekels which will bear
                            linkage differentials.

 "LINKAGE DIFFERENTIALS"    The difference between the New Index and the
                            Basic Index, divided by the Basic Index, and multiplied by the basic rentals.

 6.   NON-APPLICABILITY OF TENANTS PROTECTION LAW

      The Lessee declares that:

      6.1 The Leased Premises and the lease are not protected pursuant to provisions of the Tenants Protection Law (Consolidated Version) 5732-1972 (hereinafter: "THE LAW"), nor under provisions of any other law which deals with the protection of the tenant. This Agreement and the relationship created hereby shall not confer on the Lessee any right pursuant to the aforesaid laws.

      6.2 The Leased Premises are "a vacant property" as this term is defined in the Law and the Building is "a new property" the construction of which was completed after 28th Av 5728 (August 20, 1968) and the provisions of the Law, or any other law which may come in its stead, shall not apply thereto.

      6.3 It has not been requested to pay, has not paid and has not undertaken to pay the Lessor, or any other person, key money, or any other payment likely to be construed as key money.

      6.4 All the alterations, additions, improvements and enhancements which may be made in the Leased Premises, if any, are solely for its needs, and are not and will not be fundamental alterations, and the provisions of Part C of the Law will not apply to this Agreement and to the relationship between the parties to the Agreement.

      6.5 It is aware that only on the strength of its above declarations and its undertaking to refrain from raising any allegation which conflicts with and/or is inconsistent with the foregoing, has the Lessor agreed to lease the Leased Premises to it.

 7.   THE LEASE:

      7.1 The Lessor hereby lets the Leased Premises to the Lessee and the Lessee hereby takes the Leased Premises on hire from the Lessor, under a lease which is not protected under the Tenants Protection Law, for the period and for the purpose of the lease only.

           Should the Lessor decide to let other parts of the Building, the Lessor undertakes to give notice to the Lessee to that effect and to give the Lessee a right of first refusal to take the additional portion of the Building on hire which the Lessor wishes to let. The Lessee will notify the Lessor within 14 days from the date the Lessor's notice is sent with regard to its intention to let the additional area as to whether or not it, the Lessee, wishes to take same on hire. Should the Lessee fail to give notice of its intention to take the additional area on hire within the aforesaid period of 14 days, the Lessor will be entitled to let the additional area as it deems fit.

           If the Lessee should give notice within the aforesaid period of its desire to take the additional area on hire, the rentals in respect of the additional area will be the rentals which are payable per square meter as stipulated in this Agreement, or the rentals which are the customary norm for the property at such time, whichever is the higher.

           The remaining terms of the lease will be, mutatis mutandis, as set forth in this Agreement. The Lessee undertakes to sign a lease agreement with the Lessor and to furnish the Lessor with the guarantees and collateral in connection with the additional area, immediately upon the Lessor's first demand.

           The contents of this clause will not apply to an extension or widening of lease contracts with other tenants who, at the time the Lessor decides to let the additional area, have taken other portions of the Building on hire.

      7.2 The Lessor declares that it has not undertaken to let the Leased Premises to any third party and that at the time of signing of this Agreement it is not aware of any contractual or other bar to the letting of the Leased Premises to the Lessee.

      7.3 The Lessee declares that it has examined the Leased Premises and/or the plans thereof and/or a specification and/or drawing of the Leased Premises, and has found same to be suitable for its purposes, and that upon its signing this Agreement and the appendices hereto, it thereby precludes for itself any allegation in connection with the suitability of the Leased Premises for its needs and/or the quality of the Leased Premises and/or any other allegation. The contents of this sub-clause are conditional upon the construction of the Leased Premises and the parts of the Building mentioned in Appendices A, B and C by the Lessor being completed in accordance with the matters stipulated in Appendices A, B and C.

      7.4 The Lessee declares that it is an industrial enterprise which has received approval from the Investment Center attached to the Ministry of Trade and Industry (hereinafter: "THE INVESTMENT CENTER APPROVAL") in accordance with the Law for the Encouragement of Capital Investments, 5719-1959 (hereinafter:
           "THE LAW FOR THE ENCOURAGEMENT OF CAPITAL INVESTMENTS"), the approved program for which includes the hiring of a property such as the Leased Premises for the next six years.

           The Lessee undertakes, as a basic and fundamental term of this Agreement, that it will conduct an approved industrial enterprise in the Leased Premises for a period of not less than six years from the date of signing of this Agreement, and will make its best efforts in order to retain and maintain this status for an additional period of one year, and to keep the Investment Center Approval in force throughout all the aforesaid periods, and to take all the steps, to comply with all the conditions and to perform all the requirements lawfully demanded by any body, including the Investment Center, and including the providing of guarantees in accordance with Section 40G of the Law for the Encouragement of Capital Investments, in order to comply with this undertaking by it.

           Without derogating from the remaining remedies available to the Lessor pursuant to this Agreement and/or according to law, the Lessee undertakes to indemnify the Lessor in respect of any damages the Lessor may suffer in any circumstances in which the Investment Center Approval is revoked and/or suspended and/or otherwise prejudiced for any reason whatsoever, including acts or omissions of the Lessee, within 7 (seven) days from the date of the Lessor's demand.

      7.5 The Lessor declares that the Building has been constructed and will be constructed in accordance with a valid building permit.

 8.   PERIOD OF LEASE:

      8.1  8.1.1    The Lessee hereby takes the Leased Premises on hire for
                    a period of nine (9) years and eleven (11) months commencing from the date of delivery of occupation of the Leased Premises to the Lessee, as specified in Clause 17.1.3 below.

           8.1.2 The Lessee will be entitled to terminate the Period of Lease after the elapse of 5 years from the date of delivery of occupation of the Leased Premises, upon the fulfillment of all the following conditions:

                    8.1.2.1 The Lessee has itself made the adjustments and adaptations to the Leased Premises for purposes of making them suitable for its purposes, as stated in Clause 17.5.4 below.

                    8.1.2.2 Period of Lease in the manner stated at the beginning of this sub-clause 8.1.2. The date of termination of the lease will be fixed in the Lessee's notice, provided that it shall not be later than 6 months from the date the notice with regard to termination of the lease is given to the Lessor.

      8.2 In every case that the Lessee fails to present itself to accept the Leased Premises on the date specified for delivery of occupation, or if same is delivered to it by the Lessor on the date of commencement of the Period of Lease, this shall not constitute a reason for postponing the start of the Period of Lease, and the provisions of this Agreement shall apply as if the Lessee has received actual occupation of the Leased Premises.

      8.3 In every case that the Lessee accepts occupation of the Leased Premises the acceptance of occupation shall constitute a declaration by the Lessee that it has received the Leased Premises in accordance with the provisions of this Agreement and it precludes for itself any allegation in connection with the Leased Premises and/or the performance of this Agreement by the Lessor, save and except for its allegations in writing which will be delivered to the Lessor prior to acceptance of occupation of the Leased Premises, and save and except for repairs during the check-up period and in the warranty period.

      8.4 It is agreed and declared by the parties that in every case in which the Electric Corporation fails to supply electricity to the Leased Premises, this will not constitute grounds for postponing the start of the Period of Lease and/or preventing payment of the rentals in full, provided that the Lessor shall supply the Leased Premises with alternative power source and/or a generator having the capacity specified in the technical specification and together with a current stabilizer. It is agreed between the parties that the cost of connection to an alternative power source and/or the generator shall be borne by the Lessor, and the cost of the current consumption shall be borne and paid by the Lessee. The Lessor shall make its best efforts in order that the supply of electricity be performed by the Israel Electric Corporation Ltd.

      8.5 The Lessor undertakes to obtain a habitation approval for the Leased Premises by not later than June 15, 1996.

 9.   RENTALS:

      The Lessee undertakes to pay the Lessor rentals in an amount of NIS
      17.1 (seven shekels and ten agorot) in respect of each square meter of the Leased Premises and for each sq.m. of the Lessee's pro rata share of the common property, as defined in Clause 16.5 below, in each of the months of the lease during the Period of Lease.

      For purposes of payment of the rentals, the Lessee's pro rata share of the common property will be deemed to be according to the definition thereof in Clause 16.5 below.

      The area of the Leased Premises and the area of the common property will be determined by a surveyor to be appointed by agreement between the parties. Should the parties fail to arrive at agreement, the surveyor shall be appointed by the Lessor.

 10.  ADDITION OF V.A.T. TO THE RENTALS:

      V.A.T. as prescribed by law shall be added to the rentals at the rate which applies according to law at the time of effecting of each and every payment. A valid tax invoice will be delivered to the Lessee.

 11.  ADDITION TO THE RENTALS OF LINKAGE DIFFERENTIALS:

      11.1 The rentals as mentioned in Clause 9 above will be linked to the Basic Index in a manner that in every case that the New Index should rise as compared with the Basic Index, the rentals will be increased according to the percentage rise in the New Index as compared with the Basic Index.

      11.2 Notwithstanding the foregoing, if at any time of payment of rentals a binding legal provision should apply which limits the percentage increase of the rentals, or freezes the amount thereof, the parties will act in accordance with the provisions of the law.

      11.3 Should a legal provision which limits the percentage of linked rentals or which freezes the amount thereof subsequently be repealed or amended, the rentals will be linked to the index as specified in Clause 11.1 above, and the Lessee will make payment to the Lessor, for those months in respect of which it paid the Lessor frozen rentals, of the differentials due to the Lessor as a result of the cancellation of the freezing or the changes therein, in accordance with the matters set forth in the above clause. The Lessor shall notify the Lessee in writing what the amount of differentials is that is due to the Lessor from the Lessee, and the Lessee undertakes to make payment to the Lessor of the aforesaid differentials, within 6 days after receipt of the Lessor's notice, and all in accordance with any law.

 12.  TIME FOR PAYMENT OF RENTALS:

      The rentals shall be paid by the Lessee to the Lessor together with Value Added Tax at the following times: -

      12.1 The Lessee shall deposit with the Lessor an autonomous bank guarantee in a text approved by the Lessor, at the time of signing of this Agreement, for an amount equivalent to six (6) months rental. The guarantee will serve as security for the fulfillment by the Lessee of all the conditions of the Agreement. The Lessor will send the Lessee notice of 7 days prior to foreclosing on the guarantee.

      12.2 The rentals will be paid by the Lessee to the Lessor each and every month on the 1st day of each month in respect of the current month. The first payment shall be made on the date of commencement of the Period of Lease.

      12.3 In every case that the first day of the month is a non-working day (Saturday, Jewish holiday, etc.) the payment shall be deferred to the first working day following the non-working day.

 13.  PAYMENT OF RENTALS ON DUE DATE:

      Every payment of rentals for which the Lessee is liable in accordance with the provisions of this Agreement shall be effected at the time specified for it and not later than such time. The dates of payment of the rentals specified in this Agreement, and other payments the Lessee is obliged to pay pursuant to this Agreement, are basic and fundamental conditions and a delay in the execution thereof shall constitute a material breach of the Agreement. Notwithstanding the foregoing, a default of up to 7 days will not be deemed to be a breach of this Agreement, but will bear interest at the rate customarily charged at Bank Leumi le-Israel B.M. in respect of debit balances in current business accounts.

      If no due date for payment has been fixed in this Agreement, the payment shall be effected at the date prescribed for payment thereof according to law (if a legal provision exists) or within seven (7) days after the Lessor's first demand.

 14.  MANNER OF COLLECTION OF RENTALS:

      14.1 For the ease of collection and as security for payment of the rentals, the Lessee shall, at the time of signing of this Agreement, and each two years thereafter, deliver to the Lessor duly stamped non-negotiable promissory notes.

      14.2 The number of promissory notes shall be 24, with each note being for the amount of the monthly rentals, so that on each occasion promissory notes will be given in respect of rental payments for a period of two years.

      14.3 The promissory notes shall be delivered to the Lessor after all the details have been completed therein.

      14.4 Two months prior to the end of the lease period of two years in respect of which promissory notes as referred to in this Clause 14 have been given, the Lessor shall deliver to the Lessee 24 new promissory notes, and so on and so forth until the end of the Period of Lease.

      14.5 The Lessor will be entitled to fill in on each promissory note any particular which is missing therefrom, and the Lessee waives any allegation with regard to the completion of such particulars.

      14.6 To the extent that the Lessee is requested by the Lessor to do so, the Lessee undertakes to sign a standing instruction to debit its bank account in respect of the payment of rentals, and will do so within 14 days from the date on which the Lessor's request as aforesaid is delivered to it. In such event the promissory notes which have not yet been paid will be returned to the Lessee on the date on which the first payment is effected pursuant to the standing instruction.

 15.  DEFAULT IN PAYMENTS, REMEDIES AND RELIEF:

      Without this being construed as acquiescence on the part of the Lessor to the late execution of any payment for which the Lessee is liable under this Agreement, any payment the Lessee is obliged to pay to the Lessor in accordance with this Agreement, including payments imposed on the Lessee which the Lessor has paid in lieu of the Lessee, and which are not paid to the Lessor on due date, shall be governed by the provisions set forth below:

      15.1 Without derogating from the Lessor's rights to any other and/or additional remedy pursuant to this Agreement and/or according to any law, the Lessee will be obliged to pay the Lessor, as an addition to a refund of the principal payment, interest at a rate of 150% of the maximum interest which Bank Leumi le-Israel B.M. would, on the date of actual payment, charge a non-preferred customer for unauthorized excesses on overdrafts on business accounts, with this being in respect of the entire delay in the payment of the rentals, including V.A.T., and any other payment the Lessee may owe the Lessor pursuant to the provisions of this Agreement, and on the costs of collection which will be added thereto, all reckoned from the date of commencement of the default and up to the date of actual payment.

      15.2 If the payment imposed on the Lessee is monetary compensation (agreed or awarded) in respect of the Lessor's damages resulting from a breach of any of the conditions of this Agreement, the interest specified in Clause 15.1 above will be added to the amount of compensation from the date of demand for the compensation and up to the date of actual payment.

      15.3 Without prejudice to anything stated in this Agreement and without this constituting any form of permission to the Lessee and/or a waiver and/or acquiescence on the part of the Lessor, in the event that the Lessee has not paid any payment of rentals or other payment pursuant to this Agreement within 14 days from the due date for settlement thereof, this will be deemed to be a proposal by the Lessee to the Lessor to terminate this Agreement. The Lessor shall be entitled, but not obliged, to agree to such proposal to terminate the validity of this Agreement, and it may accept the aforesaid proposal at any time within 3 months from the date of the breach.

      The acceptance of the proposal by the Lessor shall not release the Lessee from any of its obligations pursuant to this Agreement, and the Lessor's consent shall not legitimize the non-payment or have the effect of discharging the Lessee from the payment or to constitute a breach (acceptance) of the Lessee's breach of the Agreement. Non-payment as aforesaid shall under all circumstances constitute a material breach of this Agreement.

      15.4 Should a party to this Agreement commit a material breach of the Agreement, then in addition to any other and/or additional remedy pursuant to this Agreement (including other agreed compensation) and/or according to any law, which is available to the aggrieved party, the defaulting party shall pay the aggrieved party agreed pre-estimated liquidated damages in an amount which has been assessed in advance by the parties as being reasonable and as properly reflecting the damages of the aggrieved party which can be contemplated at present, after the parties have given serious consideration to the matter, in an amount equivalent to six (6) months rentals plus linkage differentials and V.A.T. of this Agreement. The parties hereby waive any allegation regarding the extent of the agreed damages and hereby waive in advance an allegation regarding the extent of the agreed damages and any argument regarding the need to mitigate same.

      15.5 Should the Lessee make payments on behalf of the Lessee (sic! u the Lessor) the obligation for payment of which is imposed pursuant to this Agreement on the Lessor, and which the Lessor has not repaid to the Lessee within 14 days from the date of sending to the Lessor of a reasoned demand for payment, accompanied by proof with regard to payment of the amounts and the reason for same, the Lessor shall pay the Lessee in addition to repayment of the principal amount of the payment, [interest] at a rate of 150% of the maximum interest which Bank Leumi le-Israel B.M. charges a non-preferred customer, on the date of actual payment, in respect of unauthorized overdrafts on a current business account. Notwithstanding the foregoing, it is expressly recorded that the Lessee will not be entitled to effect payment for the Lessor without the Lessor's consent, unless the payment is made in order to remove an immediate and urgent obstacle which does not allow the operation of the Lessee's business in the Leased Premises, or which adversely affects the Lessee's ability to operate its business in a normal and reasonable manner. It is further clarified that the Lessee will under no circumstances be entitled to set off amounts it has paid on behalf of the Lessor as stated in this clause against the payments due to the Lessor from the Lessee in accordance with the provisions of this Agreement.

 16.  OTHER PAYMENTS FOR WHICH THE LESSEE WILL BE LIABLE:

      In addition to all the other payments set forth in this Agreement, the following payments shall be borne and paid by the Lessee, on due date, during the Period of Lease:

      16.1 All the taxes, fees, municipal rates, levies, municipal and governmental (if imposed), current or one-time, that are imposed on the Leased Premises, directly or indirectly, as same apply at present or as may apply in the future (hereinafter: "COMPULSORY PAYMENTS"), which by their nature are imposed on an occupier.
           For the avoidance of doubt it is clarified that the Lessor shall bear Compulsory Payments which, by their nature are imposed on owners, lessors and ownership only, as distinct from an occupier, tenant or user.

           Where such payment is imposed in respect of a whole year only part of which falls within the scope of the Period of Lease, the Lessee will pay a pro rata share of the aforesaid payment. The aforesaid payment shall be paid by the Lessee on the date according to law at which same requires to be paid to the authorities.

      16.2 All the payments and expenses in respect of the supply of electricity, water, gas and telephone to the Leased Premises, and any other payment of such type, which may apply in respect of the current use of the Leased Premises.

      16.3 All the taxes and payments which will be due to the municipality and/or local authority and/or government and/or industrial zone administration (and/or any other administrative body) and/or any other body in respect of the business which the Lessee will operate and/or conduct in the Leased Premises, including, but without derogating from the generality of the foregoing, business tax, signboard tax and license fees for the business and the conduct thereof.

      16.4 All the payments required in order to obtain permits for signboards and all the taxes and fees which are imposed in consequence of the hanging of signboards.

      16.5 The provisions of Clauses 16.1 - 16.4 above shall also apply to parts of the Building and/or the Land intended for use of all the tenants in the Building and/or the majority thereof (even if they are within the areas of other parts of the Building and/or the Land which have been let to a third party) including land, roofs, stairwells, courtyards, elevators, bomb-shelters and so forth (hereinafter: "THE COMMON PROPERTY"). The Lessee's share in the payment in respect of the Common Property pursuant to sub-clauses
           16.1 u 16.4 will be according to the ratio between the [area of the] Leased Premises and the total area of the Building.

      16.6 All payments and demands which may be due and/or may be lawfully demanded by the Investment Center attached to the Ministry of Trade and Industry and/or any entity in connection with the maintaining by the Lessee of an approved industrial enterprise in the Leased Premises.

      16.7 The Lessee undertakes to exhibit to the Lessor once each year, upon the Lessor's request, all the receipts or certificate testifying to the fact that the payments imposed on the Lessee pursuant to this Agreement have indeed been paid by it on due date. Non-payment on due date of any payment imposed on the Lessee, pursuant to this Clause 16, will constitute a breach of the Agreement.

      16.8 Where one party to the Agreement has, for any reason, paid any payment which, according to the provisions of this Agreement is imposed on the other party, the other party will be obliged to refund to the paying party any amount which may be paid by the paying party as aforesaid, immediately upon the latter's first demand.

      16.9 The Lessee shall, for the Period of Lease and for that period only and so long as this Agreement is in force, transfer into its name and for its account, the employers tax account, and the electricity, telephone, gas and water meters and the municipal rates.

 17.  CONSTRUCTION OF THE BUILDING AND ALTERATIONS THERETO:

      17.1 17.1.1   For the avoidance of doubt it is hereby clarified that
                    development works in the Land have not yet been performed by the authorities and/or any third party.

           17.1.2 The Lessor and the Lessee declare that the Building to be constructed in accordance with the specification referred to in Clause 17.1.3 below cannot be put into operation except after receipt of approvals from the authorities and compliance with their demands.

           17.1.3 Without prejudice to the generality of the foregoing, the Lessor undertakes to complete the construction of portion of the Leased Premises the construction of which is imposed on the Lessor and portion of the Building the construction of which is imposed on it, in accordance with Appendices A u C to this Agreement, itself and/or through third parties, subject to any approval and/or permit and/or other condition required according to law and to cause a situation that construction of the Leased Premises the construction of which is imposed on it and portion of the Building the construction of which is imposed on it, as described in Appendices A u C to this Agreement, will be completed and the actual possession of the Leased Premises will be delivered to the Lessee by not later than August 1, 1996 (hereinafter: "DATE OF DELIVERY OF OCCUPATION"). Should the Lessee commence operating its production lines in the Leased Premises on an earlier date earlier, the Date of Delivery of Occupation will, for purposes of payment of the rentals and the other payments imposed on the Lessee under this Agreement, be brought forward to the date of commencement of operation of the Lessee's production lines in the Leased Premises, provided that there is no legal bar thereto which does not stem from an act or omission on the part of the Lessor, and subject to Clauses 17.1.4 and 17.4 below.

                    It is agreed and declared between the parties that failure to complete items which do not prevent the reasonable use of the Leased Premises will not be deemed to be a breach of this clause and will not be deemed to be grounds for postponing the acceptance of the Leased Premises by the Lessee.

           17.1.4 If one or more of the events mentioned below should occur, the date of delivery will be postponed for a period corresponding to the duration of the event and/or the results thereof which prevent the continuation of the work (hereinafter: "PERIOD OF PREVENTION"). The Lessee will not be entitled to any compensation from the Lessor in respect of a delay in the delivery of the Leased Premises and this will not constitute any grounds for the Lessee to cancel this Agreement. The following are the events:

                    a. Strike or any nation-wide stoppage of work in the building industry and/or in the transportation industry.

                    b. Stoppage of construction due to an order by any authority or a court order or the order of a tribunal, which is not under the control of the Lessor and which is not due to an act or omission of the Lessor.

                    c. A general military call-up which delays the execution of works for a period exceeding three months.

                    d.  A state of war and/or hostilities.

                    e.  Earthquake at the building site.

                    f.  Flood which damages the building site.

                    g.  Fire which damages the building site.

                    h. Any other factor and/or reason over which the Lessor has no control and which it was unable to foresee and/or to prevent by reasonable means.

           17.1.5 Should the Lessor be late in delivering occupation of the Leased Premises to the Lessor (sic! u Lessee) contrary to the contents of this Agreement, or in the date of giving Lessee permission to enter the Leased Premises in order to perform adaptation work after July 15, 1996, for a period which shall not exceed 31 days, the Lessor shall pay the Lessee in respect of each day of default in delivery, or part thereof, an amount which will be equivalent to $500 in respect of each day of default.

                    The compensation referred to in this sub-clause is final and absolute compensation and the Lessee will not be entitled to any other remedy in respect of a default in the delivery of occupation during the period of 31 days referred to in this clause, except the contents of sub-clause 17.1.6 below.

                    Should the Lessor be late in delivery of the Leased Premises for a period which exceeds 31 days, the Lessee will be entitled to claim from the Lessor either its actual damages or the daily compensation in a sum of 500 dollars referred to above in this sub-clause, at the Lessee's election. For the avoidance of doubt it is clarified that in the event that the Lessee should elect the daily compensation specified in this sub-clause, the daily compensation will also apply during the period from the 31st day of the default and up to the date the breach is cured.

           17.1.6 Delivery of occupation after August 1, 1996 and the giving of permission to the Lessee to enter the Leased Premises to perform the adaptation work therein (in circumstances where the Leased Premises are ready for the start of the execution of adjustments and adaptation) after July 15, 1996, will constitute a material breach of this Agreement, entitling the Lessee to cancel the Agreement by way of written notice. Should the Lessee fail to exercise this right up to the time the breach is cured, excluding the default, this will be deemed to be a pardon by the Lessee of such breach, save and except for the daily compensation specified in sub-clause 17.1.5.

      17.2 In every case in which the Lessee requests the Lessor to effect alterations and additions to the Leased Premises, over and above the matters stipulated in Appendices A, B and C, prior to the start of the Period of Lease, the provisions of Clause 17.2 to
           17.4 below will apply:

           17.2.1 The Lessee will apply to the Lessor with a written request for the Lessor to perform alterations for it. As detailed as possible a specification of alterations and additions shall be attached to the request (hereinafter: "THE ALTERATIONS").

           17.2.2 The Lessor will be entitled, in its sole and absolute discretion, to accept the Lessee's request and to cause, through itself and/or through third parties, the execution of the Alterations, in whole or in part, at prices to be fixed by it. The Lessor shall cause the execution of such Alterations after the Lessee has confirmed to the Lessor, by its signature, that it agrees to the prices proposed, and that it agrees to the estimated time for the performance thereof, which shall be notified to it by the Lessor.

                    Without derogating from the generality of the foregoing, the Lessee declares that it is aware that the Lessor is likely to restrict its consent to execution of Alterations in the Leased Premises in a manner that its total investment in the Building (including the Alterations) will not exceed the total grant given to the Lessor by the Investment Center.

           17.2.3 The Lessee undertakes to obtain all the approvals and permits required and/or which may be required from the competent authorities for purposes of executing the Alterations.

           17.2.4 All the Alterations will, for all intents and purposes, be deemed to be part of the Leased Premises and will be the sole property of the Lessor without any consideration being given by the Lessor, and the fact that they will be left with the Lessor shall not be construed and shall not be deemed under any circumstances to be payment of key money or a contribution.

           17.2.5 The Lessee shall furnish the Lessor with a security note to secure the payment referred to in Clause 17.3.2 below, together with the application for execution of the Alterations.

           17.2.6 Nothing contained above in this clause shall prevent the Lessor, in its sole discretion, from stipulating and demanding additional conditions as a pre-condition for granting its consent to execute the Alterations.

      17.3 17.3.1   Where the Alterations mentioned in Clause 17.2 have
                    been executed, the rentals (as referred to in Clause 9 above) will be changed and will increase by a rate of 10.0% (ten percent) per annum of the price fixed as the price for executing the Alterations in accordance with the provisions of Clause 17.2.2 above. The Lessee shall furnish the Lessor with updated promissory notes in accordance with the provisions of Clause 14 above.

           17.3.2 At the end of the Period of Lease, the Lessee shall pay the Lessor the price fixed as the price for executing the Alterations, together with linkage differentials to the index from the date of ordering the work and up to the date of actual payment, less the payments which have been paid as stated in Clause 17.3.1.

      17.4 In the event that execution of the Alterations referred to in Clause 17.2 above should cause a postponement in the date specified in this Agreement for delivery to the Lessee of the Leased Premises, as stated in Clause 17.1 above, the Lessee will pay the Lessor the rentals and the remaining payments imposed on it pursuant to this Agreement, commencing from the date which was intended for delivery of the Leased Premises to the Lessee, as if the Lessee had actually received occupation of the Leased Premises. In addition, the Lessee will not be entitled to compensation in respect of non-delivery of the Leased Premises on due date.

      17.5 17.5.1   The Lessee is not entitled to make any external change
                    and/or to add any constructional addition to the Leased
                    Premises or to the yard which belongs to the Leased
                    Premises or to the Land, nor to demolish parts thereof, not to install or to remove electrical, water, sewerage and any other type of installations (hereinafter: "THE
                    ADDITIONS AND CHANGES").

           17.5.2 Should the Lessee wish to perform any of the matters mentioned in sub-clause 17.5.1 above, it shall apply to the Lessor to obtain the Lessor's prior written consent. The greatest possible amount of detail shall be set forth in the request describing what the requested Additions and Changes are.

           17.5.3 If the Lessor has acceded to the Lessee's request as mentioned in sub-clause 17.5.2 above, the following provisions will apply:

                    a. All the expenses in respect of the Additions and Changes shall be borne by the Lessee.

                    b. The Lessee undertakes to obtain all the approvals and permits which are required and/or which may be required from the competent authorities, at its expense.

                    c. The Lessor is entitled, in its sole discretion, to instruct the Lessee as to whether the Additions and Changes will remain, in whole or in part, after the Lessee has left, or that the Lessee must restore the Leased Premises to their condition prior to the effecting of the changes. The Lessee will be entitled to remove from the Building all the movables it has brought into the Building.

                    d. Without prejudice to the contents of Clause 17.5.3(c) above, any Change or Addition to the Leased Premises, whether to the Building, to the yard or to the Land, shall for all intents and purposes be deemed to be part of the Leased Premises, and will be the sole property of the Lessor without any consideration from the Lessor, and the fact that they will be left in the possession of the Lessor shall not be deemed to be payment of key money or as a contribution.

                    e. The Lessor undertakes to indemnify the Lessee in respect of any damage which may be caused to the Leased Premises and/or to the Lessee by virtue of the execution of the changes and alterations by the Leased Premises (sic! u Lessor).

                    f. Nothing in the foregoing shall prevent the Lessor from stipulating additional conditions for giving its consent pursuant to sub-clause 17.5.2 above.

                    g.  The contents of the sub-clauses of this sub-clause
                        17.5.4 shall also apply to internal alterations (the execution of which does not require the issue of a building permit) in the Leased Premises for the execution of which the Lessee is not obliged to obtain the Lessor's permission.

           17.5.4   a.  The Lessor declares that the Lessee has requested
                        the execution of Additions and Changes prior to delivery of occupation of the Leased Premises as stated in Clause 17.1.3 above, for purposes of adapting the Leased Premises to the Lessee's needs, and that the Lessor has agreed and does agree to the changes which have been conveyed to it by the Lessee (hereinafter in this sub-clause 17.5.4 u "THE ADJUSTMENTS"), and that without derogating from the generality of the contents of Clauses
                        17.5.2 and 17.5.3 above, the Lessee will be entitled to enter the Leased Premises commencing from April 1, 1996, for purposes of performing the Adjustments by it, in a situation that the Leased Premises are ready for the commencement of execution of the Adjustments as described in Appendix A to this Agreement.

                        Should the due date for delivery of occupation, as set forth in sub-clause 17.1.4 above, be postponed, the date specified above shall be postponed by a period equivalent to the duration of the postponement.

                    b. For the avoidance of doubt it is hereby clarified that the Lessor's consent to the execution of the Adjustments by the Lessee shall not confer any right in the Leased Premises on the Lessee, including, and without derogating from the generality of the foregoing, the fact that the Lessee will not be entitled to operate the Leased Premises, and the status of the Lessee up until delivery of occupation of the Leased Premises as stated in Clause 17.1.3 above, shall be that of a licensee only.

                    c. Subject to the condition that the Leased Premises will be delivered to the Lessee by not later than April 1, 1996, as prescribed in the appendices to this Agreement, the Lessee will pay the Lessor the rentals and the remaining payments imposed on it pursuant to this Agreement, commencing from the date of delivery of occupation, as though it has received the Leased Premises into its actual possession.

                        In addition, the Lessee will not be entitled to receive compensation in respect of the non-delivery of the Leased Premises on due date.

 18.  ALTERATIONS WITHOUT THE LESSOR'S CONSENT

      18.1 Should the Lessee make changes without the Lessor's consent, then without this constituting consent on the part of the Lessor to the execution thereof, and without prejudice to the Lessor's remaining rights and remedies available to it pursuant to this Agreement and/or according to law, the Lessor may, in its sole discretion, instruct the Lessee to remove same, in whole or in part, within a time to be specified by the Lessor, or may instruct that the changes and additions shall remain, in whole or in part, after the Lessee leaves, or may instruct the Lessee to restore the Leased Premises to the condition in which they were prior to the execution of the changes, or may hold the Lessee liable for the cost of restoring the Leased Premises to the condition in which they were prior to the execution of the changes.

      18.2 Without derogating from the contents of Clause 18.1 above, any change or addition to the Leased Premises will be the sole property of the Lessor, without any consideration by the Lessor, and the fact that they are left in the possession of the Lessor shall not be construed as payment of key money or as a contribution.

      18.3 Without prejudice to the foregoing, where the Lessee has made additions and/or changes, without the Lessor's prior written consent, the Lessor may, in its sole discretion, prevent the execution of the change or the addition at any time, and may remove or demolish any change or addition or part thereof, all at the Lessee's expense.

      18.4 The Lessee will be entitled to install a commercial signboard/s in the Leased Premises, subject to prior coordination and receipt of the Lessor's prior consent with regard to the size thereof and the location of the signboard/s, and subject to obtaining all the requisite permits.

 19.  NON-RELIANCE ON PROMISES

      The Lessee confirms that it has taken the Leased Premises on hire generally, and for the purposes of the lease in particular, on the strength of its own inspections, and on its responsibility, and without having relied on representations and/or promises from the Lessor, save and except the representations expressly mentioned in this Agreement. The Lessee hereby releases the Lessor from all responsibility to the Lessee in connection with the letting of the Leased Premises and the possibility of operating the Lessee's business therein, and hereby waives any allegation and claim in connection therewith as against the Lessor.

 20.  INSURANCE

      20.1 Insurance by the Lessor:

           20.1.1 The Lessor shall procure a policy/ies for the insurance of the Building which will cover the Leased Premises against all the possible risks, including perils of fire, explosion, electricity, earthquake, malicious damage, civil commotion, strikes, storm, tempest, flood and water damage, breakage and burglary, aircraft, impact and extensions to third party insurance risks and insurance of loss of income (loss of rentals), all in the Lessor's sole discretion. The Lessee hereby agrees that the policies will contain provisions with regard to a waiver by the insurance company of a right of subrogation against the Lessor and/or the Lessee or any of their employees.

                    The insured and the beneficiary under the policy will be the Lessor. The sum insured will be an amount which is not less than the value of the Building, in the Lessor's sole discretion, and the same shall apply with regard to the value of the other risks insured.

           20.1.2 The Lessee shall pay the Lessor such amount as the Lessor will pay as an insurance premium in respect of the policy mentioned in this clause, within seven (7) days from the time the Lessor's demand is served on it. In the event that the Lessee is able to procure an insurance policy providing identical insurance cover to the policy chosen by the Lessor, the premium for which is cheaper by more than 10% than the premium pursuant to the policy chosen by the Lessor, insurance of the Building shall be effected under the cheaper policy, all subject to the condition that there are no doubts with regard to the solvency of the cheaper insurer.

           20.1.3 The policy shall be renewed and/or a new policy shall be procured by the Lessor, at the end of each year of lease, and the Lessor shall be entitled to update the amounts of the policy in its sole discretion, and the provisions of sub-clause 20.1.2 shall apply each time the policy is renewed and/or a new policy is taken out.

      20.2 Insurance by the Lessee:

           Without derogating from the Lessee's responsibility pursuant to this Agreement and according to any law, the Lessee shall effect and maintain throughout the entire Period of Lease, the following insurances with a duly authorized and reputable insurance company.

           20.2.1 Property insurance which covers the contents of the Leased Premises and the business and operations of the Lessee in the Leased Premises, at their full value, on a basis that the insurance values will be updated from time to time in accordance with the value of the assets insured, including inventory, furniture, equipment, installations and systems which serve the Leased Premises and/or are owned by the Lessee (whether within the area of the Leased Premises or outside it), as well as any repair, alteration, improvement, renovation and addition to the Leased Premises which may be made by the Lessee, against all the risks, including loss or damage as a result of fire, smoke, lightning, explosion, earthquake, storm and tempest, flood, civil commotion, strikes and malicious damage, damage by vehicles, damage by aircraft, accidental damage, breakage of glass, mechanical breakdown, damage by liquids, and burglary.

           20.2.2 Insurance of consequential damage and loss of profits to the Lessee, at the full value thereof, as a result of a loss or damage to the property of the Lessee and/or to the Leased Premises, against all the risks mentioned in Clause 20.2.1 above.

           20.2.3 Third party liability insurance which covers the Lessee's liability in respect of any bodily damage and/or injury and/or damage to property of any person and/or any entity, including to customers, to visitors and to any other third party, which are caused due to the occupation of the Leased Premises and the use thereof by the Lessee, with limits of liability of not less than $1,000,000 (one million dollars).

                    The insurance will not be subject to any limitation with regard to liability arising from fire, explosion, panic, hoisting, loading and off-loading apparatus, defective sanitary installations, and claims by the National Insurance Institute.

           20.2.4 Employers liability insurance with the maximum standard limits of liability as are customary at the time the insurance is effected or at the time of the renewal thereof, but not less than $1,000,000 (one million dollars), which covers the Lessee vis-a-vis its employees and/or persons engaged by it or on its behalf in connection with any physical damage or death caused to them in the course of and as a result of their employment.

                    Such insurance shall not be subject to any limitation with regard to contractors, sub-contractors and their employees or the employing of juveniles.

           20.2.5 Contractors insurance in connection with all the renovation and adjustment work which will be performed in the Leased Premises, if same are to be performed by the Lessee, which shall include third party liability in limits of liability of not less than $500,000 (five hundred thousand dollars) per plaintiff, and employers liability insurance with limits of liability as mentioned in Clause 20.2.3 above. The insurance shall expressly contain cover for damage caused to nearby property and to property on which work is being done.

      20.3 The following provisions shall apply to the insurance policies to be taken out by the Lessee:

           20.3.1 In all the policies mentioned in Clause 20.2 above, the Lessor shall be an insured jointly with the Lessee, and it shall be expressly mentioned that the insurer waives any rights of subrogation as against the Lessor and/or the management company, if any, except in respect of damage maliciously caused by them.

  (8644)

           20.3.2 The insurance effected pursuant to Clause 20.2.3 shall be extended to indemnify the Lessor and/or the management company in respect of liability for the Lessee's acts and/or omissions, subject to a cross-liability clause pursuant to which the insurance will be deemed to have been effected separately for each of the individual parties who make up the insured.

           20.3.3 The Lessee's insurance policies shall contain an express provision to the effect that they rank ahead of any insurance effected by the Lessor and/or by the management company (if any).

           20.3.4 The Lessee's insurance policies shall contain an express provision to the effect that the insurance cover pursuant thereto will not be reduced and will not be canceled during the Period of Lease without the Lessor being given notice to that effect by registered mail at least 30 days in advance.

           20.3.5 The Lessee undertakes to update the sum insured in the insurance policies effected pursuant to Clause 20.2.1 above, from time to time, so that it reflects the real value of the insured property, and to comply meticulously with all the provisions of the policies and to pay the premiums on due date.

           20.3.6 The Lessee shall furnish a certificate from its insurer confirming that the Lessee's insurance policies have been effected prior to opening its business in the Leased Premises, as well as a certificate regarding the updating and extension of the insurance policies in advance of the end of each year of insurance during the Period of Lease.

           20.3.7 The Lessee hereby releases the Lessor and/or anyone on the Lessor's behalf from any liability for loss and/or damage in respect of which the Lessee is entitled to compensation and/or indemnity in accordance with the insurance policies described above.


 21. ABSENCE OF UNDERTAKING FOR REINSTATEMENT OF THE LEASED PREMISES OUT OF THE INSURANCE COMPENSATION

      The Lessee confirms that the Lessor has expressly notified it that upon the occurrence of an insurance event to the Leased Premises and/or part thereof, the Lessor does not undertake to reinstate the Building.

 22.  LIABILITY FOR DAMAGE:

      22.1 The Lessor will not bear any liability, and in particular nothing contained in this Agreement shall impose liability of any sort on the Lessor, for bodily damage and/or damage to the property of the Lessee, its employees, representatives, visitors, invitees and/or any third party, which may be caused in the Leased Premises, in the common property (as defined in Clause 16.5 above), in the surrounds thereof, on the way to the Leased Premises, whether same is caused in connection with the occupation of the Leased Premises and/or the use and/or non-use thereof and/or by and/or in connection with the operation or non-operation of the Lessee's business (partially or completely), or due to any other reason, except a negligent or willful act or omission on the part of the Lessor which is not covered by the insurance policy.

      22.2 "The Lessor" in this clause includes the Lessor, its employees, agents, emissaries and anyone acting on its behalf, and none of such parties will be responsible for damage of any sort as mentioned in Clause 22.1 above.

      22.3 The Lessee hereby assumes full responsibility in respect of any form of damage as described in Clause 22.1 above, and it will bear full liability for all the damages described above, and without derogating from the generality of the foregoing, for any damage caused to the Leased Premises, save and except for damage which may be caused as a result of the Lessor's acts and/or omissions.

      22.4 The Lessee undertakes to indemnify the Lessor and to hold the Lessor harmless in respect of any claim, obligation, expense, damage or loss which may be incurred by the Lessor in connection with or in respect of claims or demands as aforesaid, including court costs and attorney's fees. The Lessor shall notify the Lessee within 7 days from the date of receipt of the claim by it and will allow the Lessee's attorney to represent the Lessor in the claim.

 23.  USE OF THE LEASED PREMISES

      Without prejudice to the force and effect of the remaining provisions of the Agreement, the Lessee undertakes:

      23.1 To use the Leased Premises solely for the purpose of the lease and not for any other purpose. Use of the Leased Premises for a purpose which differs from the aforesaid purpose shall constitute a material breach of this Agreement.

      23.2 To maintain the cleanliness of the Leased Premises and the common property, as defined in Clause 16.5 above, and not to place food products, tools, crates, articles, junk and other movables outside the Leased Premises, and not to cause any nuisance, disturbance and unpleasantness for persons in or visiting the region in which the Leased Premises are located, and to be responsible to the governmental and municipal institutions and authorities for the payment of any fines as a consequence of the non-compliance with the provisions of this clause.

      23.3 At its expense to comply with all provisions of the law, regulations or requirements which may be issued by the competent authorities in connection with the use of the Leased Premises and the common property as defined in Clause 16.5 above, including compliance with all the sanitation and hygiene directives and/or which are connected with the environment and the prevention of nuisances.

      23.4 To conduct the work solely within the confines of the Leased Premises, in a manner which does not constitute a public nuisance or disturbance to neighbors and to the environment.

      23.5 For purposes of access to the Leased Premises to make use solely of the proper ways of access that exist at present and will exist in the future, to park cars and transportation vehicles at the places designated for that purpose, and not to make use of any motorized or other vehicle likely to damage ways of access and parking surfaces.

      23.6 To make prompt and exact payment of all the payments due from it to the Lessor and/or to the competent authorities, on the dates specified for the payment thereof.

      23.7 To allow the Lessor and/or its representative to visit the Leased Premises at any reasonable time, and to inspect the condition thereof and the use being made thereof, in order to ascertain the extent to which the provisions of this Agreement are being fulfilled and/or in order to perform the operations and take the steps stipulated in this Agreement or in any law, which necessitate entry into the Leased Premises.

      23.8 To comply with the directives of the Lessor and/or directives of the competent authorities connected with fire fighting arrangements and procedures and the prevention of fires, the Civil Guard, safety and security, and at its expense and in accordance with the instructions of the above-mentioned entities, to purchase any preventive equipment and safety equipment required for the implementation and the maintaining of the aforesaid directives, save and except for fire hoses and Civil Guard installations which are demanded from the Lessor at the time of construction of the Building pursuant to the approved plans for the Building in accordance with the adaptation thereof for the Lessee.

 24.  MAINTENANCE AND REPAIRS

      24.1 The Lessee undertakes to make careful and reasonable use of the Leased Premises and diligently to see to it that, throughout the entire Period of Lease, the Leased Premises and all the installations connected thereto, are in good and proper order, operative, tidy and clean.

      24.2 Without prejudice to the foregoing, the Lessee shall promptly and at its expense repair any damage or fault which may occur during the time the Lessee is in the Leased Premises and/or to any other installation connected in any manner with the Leased Premises, and in particular, but without derogating from the generality of the foregoing, any impairment to the external sides of the Leased Premises, which shall be repaired by and at the expense of the Lessee, within seven (7) days from the date on which it occurs, unless the repair requires a longer period of time. The foregoing shall not apply to damage the repair of which is imposed on the Lessor as stated in sub-clause 24.4 below.

      24.3 Should the Lessee fail to comply fully with its obligation pursuant to Clauses 17.1 and 17.2 above, the Lessor will be entitled (but not obliged) itself to perform the maintenance and the repairs imposed on the Lessee, and the Lessee shall refund to the Lessor all the expenses incurred by the Lessor for such purpose, immediately upon the Lessor's first demand and in accordance with the details set forth in such demand. The Lessee shall allow the Lessor and/or its representatives to enter the Leased Premises so as to perform the aforesaid repairs, but nothing contained in this sub-clause shall in any way derogate from the Lessee's obligation to perform the repairs in the Leased Premises itself.

      24.4 The Lessor shall repair damages which are due to reasonable wear and tear to parts of the Leased Premises, and the Building which has been constructed by the Lessor, and only such repairs, within a reasonable time from the date it was notified thereof by the Lessee in writing, including check-up period repairs and warranty repairs. Repairs which are not of an urgent nature during the check-up period will be carried out at the end of that period.

      24.5 Should the Lessor fail to comply fully with its obligation pursuant to Clause 24.5 (sic! u 24.4) above, the Lessee will be entitled, but not obliged, itself to perform the repairs imposed on the Lessor, and the Lessor shall refund to the Lessee all the expenses incurred by the Lessee for such purpose, immediately upon the Lessee's first demand, and in accordance with the matters set forth in such demand.

 25.  PROHIBITION ON TRANSFER OR ENCUMBRANCE OF RIGHTS OR REGISTRATION

      25.1 The Lessee will not be entitled to make over and/or lease out the Leased Premises, or any portion thereof, and/or to transfer its right in the Leased Premises or any part thereof and/or to allow others to make use of the Leased Premises, or any part thereof, and/or to make any person a party to the occupation of the Leased Premises and/or the use thereof and/or any benefit therefrom, without obtaining the Lessor's prior written consent. The Lessor will be entitled, on any reasonable grounds, to refuse the transfer or letting or encumbrance of any right conferred on the Lessor (sic!), in its sole discretion, but in cases in which the sub-tenant is an approved industrial enterprise the approved program of which includes the hiring of a property of the same type as the Leased Premises, and the operation of which will not cause any environmental or ecological damage or nuisance, the Lessor will agree to the sub-lease. In such event the Lessee will remain bound to the Lessor in respect of all its obligations pursuant to this Agreement.

      25.2 The Lessee's rights pursuant to this Agreement, in whole or in part, may not be encumbered or pledged in any manner whatsoever, or with any ranking of priority.

 26.  LICENSING AND LICENSES

      26.1 The Lessor is not responsible to the Lessee for obtaining licenses or approvals from the competent authorities, which are required for the operation and conduct of the Lessee's business in the Leased Premises. Under no circumstances shall the letting of the Leased Premises to the Lessee and/or the execution of Alterations to the Building be deemed to be a declaration or representation on the part of the Lessor to the effect that the Lessee will be granted licenses for operating the Leased Premises for the purposes of the lease.

           The Lessee hereby undertakes to obtain any license it requires and to see to it that its business is conducted in accordance with the license required by any municipal, governmental, local or other authority, all as the case may be. Should an order prohibiting use be issued against the Lessee's business in the Leased Premises, the Lessee shall forthwith cease the prohibited use.

      26.2 The Lessee shall, throughout the Period of Lease, attend to the renewal of the licenses and the approvals which are acquired, so that the operation of the Leased Premises and the work therein shall be carried out in accordance with the provisions of any law pertaining thereto and in accordance with the terms and conditions of any license and/or directives and/or regulations which may be issued from time to time by any competent authority in relation to or in connection with the business conducted in the Leased Premises.

      26.3 Should the Lessee fail to commence its operations at the time of delivery of occupation, inter alia for the reason that it has not obtained a license required pursuant to this clause above, all the provisions contained in this Agreement shall apply to the Lessee and the failure to obtain such license shall not constitute a reason for the breach of any of the Lessee's obligations.

      26.4 In the event that any competent authority has made the issue of the license for the operation of the Lessee's business in the Leased Premises conditional upon the execution of alterations within the Leased Premises, the Lessee shall be obliged to request the Lessor's prior consent to the execution of any such alteration. The Lessor may agree or not agree to any such alteration. If the Lessor does agree to the alteration, same shall be performed by the Lessee at its expense under conditions stipulated by the Lessor, to the extent that such conditions were stipulated.

      26.5 The Lessee hereby declares that it is conversant with its business and the conditions for the licensing thereof, and that prior to its signing this Agreement it was given the opportunity of examining, and that it did in fact examine, the suitability of the Leased Premises to the purpose of the lease and the possibility of obtaining a license or licenses which are required for operating the purpose of the lease in the Leased Premises as it stands, and that it found the Leased Premises to be suitable for the purposes of the lease. The foregoing shall apply provided that the Lessor has not breached any of the conditions of the building permit and that for that reason the issue of the license to the Lessee was prevented.

 27.  EARLY VACATION

      27.1 If the Lessee should leave the Leased Premises prior to the end of the Period of Lease without the Lessor's express prior written consent, this will constitute a material breach of this Agreement. In such event and also in the case of the Lessee vacating the Leased Premises at the Lessor's request as a result of the cancellation of the Lease Agreement by the Lessor by virtue of a breach of the Agreement on the part of the Lessee, then and in that event the Lessee shall pay the Lessor the monthly rentals and all the remaining payments for which it is liable pursuant to this Agreement (hereinafter: "THE PAYMENTS") until the end of the Period of Lease, as if it had continued to occupy and to use the Leased Premises.

      27.2 If the Lessor has let the Leased Premises to another tenant after the Lessee's leaving, the Lessee shall be released from paying the Lessor the Payments referred to in Clause 27.1 above to the Lessor commencing from the date of commencement of the Period of Lease of such other tenant, but under no circumstances shall the period for which the Lessee shall pay rentals, which it would have been obliged to pay to the Lessor had it continued to occupy the Leased Premises, be less than an additional six (6) months, with this being as cover for the Lessor's minimum damages that can be contemplated at present by virtue of vacation of the Leased Premises within the scope of a breach of this Agreement, the non-operation of the Leased Premises and the necessity for finding a substitute tenant.

           Without prejudice to the foregoing, if the Lessor has let the Leased Premises to another tenant for a period and/or at rentals which are lower than those specified in this Agreement, the Lessee will continue to pay the Lessor the difference between the lower rentals which will be payable to the Lessor by the other tenant, during the entire remainder of the Period of Lease pursuant to this Agreement.

      27.3 The Payments mentioned in Clause 27.1 and 27.2 will be deemed to be agreed pre-estimated liquidated damages, which properly reflect the Lessor's damages that can be foreseen at present, and they shall in no way derogate from the Lessor's right to claim from the Lessee any other remedy available to the Lessor according to law and/or pursuant to the provisions of this Agreement, and no allegation shall be entertained that the agreed damages pursuant to this clause derogate from the Lessor's right to any additional and/or other remedy and/or that the agreed damages are high and should be reduced.

      27.4 In the event of the cancellation of the Agreement by the Lessor, such cancellation shall not be deemed to apply to the provisions of this clause, unless otherwise expressly stated in the notice of cancellation.

 28.  VACATION OF THE LEASED PREMISES

      28.1 On the occurrence of one of the following events, the Lessee shall vacate the Leased Premises and restore possession thereof to the Lessor, in circumstances where the Leased Premises are free and vacant of any person and article (except equipment and accessories which belong to the Lessor), and where same are in good order and condition and intact, save and except for normal wear and tear due to reasonable use.

           28.1.1 The Period of Lease has come to an end on the date specified in this Agreement u on that date.

           28.1.2 The Lease Agreement has been lawfully cancelled as stated in Clause 29.2 below u on the date of vacation as specified therein.

           28.1.3 The Lessee has committed a breach of this Agreement which is not a material breach and has failed to cure the breach after having been given an extension of time in which to do so, and the Lessor has lawfully cancelled the Agreement u at the time of vacation pursuant to Clause 29.3

           28.1.4 An event has occurred which pursuant to this Agreement and/or according to any law makes the Agreement void and time for vacation of the Leased Premises applies u within 14 days from the date of such event.

      28.2 Should the Lessee be late in vacating the Leased Premises and restoring possession thereof to the Lessor, contrary to the provisions of this Agreement, the Lessee shall pay an amount which will be equivalent to $500 (five hundred dollars) per day in respect of each day of delay in vacation, or part thereof, without this prejudicing the Lessor's rights to other and additional remedies pursuant to this Agreement and/or according to any law.

      28.3 The payment pursuant to Clause 28.2 shall be deemed to agreed pre-estimated liquidated damages, and as properly reflecting the Lessor's damages that can be foreseen at present, and no argument shall be entertained that the agreed damages pursuant to the aforesaid Clause 28.2 derogate from the Lessor's right to any other and/or additional relief.

      28.4 Should the Lessor obtain grounds for eviction, the Lessor shall be entitled to employ self-relief, to enter the Leased Premises, to break the Lessee's locks and physically to evict the Lessee and its effects, without any responsibility and/or obligation for safe-keeping being imposed on the Lessor in consequence thereof.

      28.5 All the expenses the Lessor may incur for purposes of having the Leased Premises vacated, including, but without prejudice to the generality of the foregoing, legal expenses and attorney's fees, in an amount in real terms (against the presentation of receipts) shall be borne by the Lessee and shall constitute a debt by the Lessee to the Lessor.

      28.6 In the event of a cancellation of the Agreement by the Lessor, such cancellation shall not be deemed to apply to the provisions of the sub-clauses of this Clause 28, unless otherwise expressly stated in the notice of cancellation.

 29.  BREACH OF THE AGREEMENT, REMEDIES AND RELIEF:

      29.1 Any of the following acts or failures to act will be deemed to be a material breach of the Agreement by the Lessee, with this being in addition to any other provision in this Agreement in which it is stipulated that the breach of such provision constitutes a material breach of this Agreement:

           29.1.1 Default in payment of the monthly rentals, including the dishonor of a promissory note given in accordance with this Agreement, for more than 7 days.

           29.1.2   A breach of the provisions of Clause 25 above.

           29.1.3 The execution of additions and/or alterations to the Leased Premises contrary to the provisions of this Agreement, provided that an extension of time has been given to the Lessee of 14 days in order to cure the breach, and the Lessee has failed to cure the breach within such time.

           29.1.4   An arrangement with creditors in accordance with
                    Section 233 of the Companies Ordinance (New Version), 5723-1983, made by the Lessee, the grant of a provisional and/or permanent order of liquidation against the Lessee and/or its assets and/or the appointment of a provisional and/or permanent receiver for the Lessee and/or its assets and/or the appointment a provisional or permanent trustee in bankruptcy for the Lessee, and such proceedings have not been set aside within 30 days.

           29.1.5 The Lessee has operated the Leased Premises other than for the purposes of the lease or has operated same and/or made use thereof for other purposes.

           29.1.6 Attachments have been imposed on the Lessee's rights in and to the Leased Premises, and the Lessee has not had such attachments set aside within 45 days from the date on which they were imposed.

      29.2 Should the Lessee commit such material breach, the Lessor will be entitled, without prejudice to any other and/or additional remedy available to it according to this Agreement and/or according to any law, to cancel the Agreement, and the Period of Lease will terminate on the date of the Lessor's notice of cancellation.

           If no date for vacation is specified in the Lessor's notice, the date for vacation will be within 21 days from the notice of cancellation, and the Lessor hereby undertakes to vacate the Leased Premises accordingly.

      29.3 If the Lessee has committed a breach of the Agreement which is not a material breach, the Lessor may notify the Lessee that if the Lessee does not cure the breach within a time specified in the notice, then this Agreement will be null and void, or that the Lessor will cancel the Agreement in consequence thereof. Should the Lessee fail to cure the breach within the time specified by the Lessor in the notice to the Lessee, and the Agreement has been cancelled, the provisions of Clause 29.2 above shall apply, mutatis mutandis.

 30.  GUARANTEES AND COLLATERAL SECURITY

      30.1 As security for vacation of the Leased Premises, payment of all the Payments for which the Lessee is liable, and fulfillment of all the Lessee's remaining obligations as set forth in this Agreement, including payment of agreed damages and/or compensation which has not been agreed, the Lessee shall deliver to the Lessor, at the time of signing of this Agreement, and in accordance with the Lessor's permission in writing, not later than within seven days from the date of signing of this Agreement, as a fundamental and material undertaking by the Lessee, the following collateral:

           30.1.1 An autonomous bank guarantee in favor of the Lessor, linked to the Consumer Price Index, to be valid for up to 90 days after the end of the Period of Lease, for the amount of rentals in respect of six (6) months.

           30.1.2 Five (5) promissory notes signed by the Lessee, in an amount of NIS 60,000 each, plus linkage differentials and V.A.T. The due date for each promissory note will be left blank and the Lessor will be entitled to insert the due date of payment in its discretion, in accordance with the provisions of this Agreement. Nothing in the foregoing shall derogate from the Lessor's right to institute legal proceedings for the execution of any promissory note as described above.

      30.2 The giving of collateral pursuant to this Agreement and/or the realization thereof shall not constitute any form of waiver by the Lessor of its right to other remedies against the Lessee, or its right to obtain payment from the Lessee in any other manner, whether these be remedies spelled out in the body of the Agreement or are remedies available to the Lessor by virtue of any law in force at the time of signing of the Agreement, or which may be in force in Israel at the time of the breach.

 31.  PROHIBITION ON LESSEE'S REPRESENTATION

      31.1 Nothing contained in this Agreement and/or the conduct of the parties pursuant to this Agreement shall be construed as empowering the Lessee to appear in the name of the Lessor, or on its behalf, or as conferring on the Lessee the status of a representative of the Lessor in any matter whatsoever.

      31.2 The employees of the Lessee shall not be deemed to be employees of the Lessor under any circumstances and for any purpose.

 32.  EQUIPMENT AND CHATTELS

      Upon its vacating of the Leased Premises, the Lessee will be entitled to take with it all equipment and chattels it has brought into the Leased Premises, as well as elements which are capable of being dismantled. The Lessee will not be entitled to take articles which are affixed to the Leased Premises and the dismantling of which will leave a void or defect in the Leased Premises.

 33.  ASSIGNMENT OF THE LESSOR'S RIGHTS

      33.1 The Lessor is entitled to transfer and/or assign and/or let out and/or encumber its rights pursuant to this Agreement to any third party, provided that the Lessee's rights under this Agreement are not adversely affected.

      33.2 This Agreement shall inure to the benefit of be binding on the heirs of the Lessor and/or its successors-in-title.

 34.  NON-APPLICABILITY OF THE PROVISIONS OF THE HIRE AND LOAN LAW

      The provisions of the Hire and Loan Law will not apply to this Agreement.

 35.  DEVIATION OR WAIVER

      35.1 Should any party fail immediately to exercise its rights stemming from this Agreement or any part thereof, such non-exercise will not be deemed to be a waiver, acquiescence or admission by such party, and it will be entitled to such rights at any time it may deem fit.

      35.2 The agreement by a party to deviate from the terms and conditions of this Agreement in a particular instance, or series of instances, shall not constitute a precedent and no like treatment shall be inferred therefrom in respect of any similar or other occurrence in the future.

      35.3 In every case the Agreement is cancelled or comes to an end, all those provisions of this Agreement which, by their nature, apply also after the end of the period of the Agreement or the cancellation thereof, shall continue to apply, even if not otherwise expressly stated in the clause itself.

 36.  EXPENSES FOR DRAWING THE AGREEMENT

      The expenses for stamping this Agreement, copies hereof and any other document connected herewith (including promissory notes) shall be borne by the Lessee.

 37.  MANAGEMENT AGREEMENT

      37.1 If the Building in which the Leased Premises are located is managed by a management company, the Lessee shall sign a management agreement which will be in a usual and reasonable text for buildings of the same type as the Building.

      37.2 A breach of any of the provisions of the management agreement shall be deemed to be a breach or a material breach, as the case may be, of this Agreement.

      37.3 The Lessor shall be entitled at any time to provide the usual services and to manage the Building in which the Leased Premises are located through a management company. In such event the Lessee undertakes to sign a management agreement which will be drawn up and to pay the management charges, provided that the current management charges shall not exceed the actual cost of the management expenses plus 15%.

      37.4 The Lessor undertakes to incorporate the provisions of this Clause 37 also with other tenants who will sign lease agreements in the Building at a date subsequent to the date of signing of this Agreement.

 38.  GRANT OF EXCLUSIVITY FOR PURPOSES OF USING THE LEASED PREMISES

      38.1 The Lessor is entitled to grant various tenants of other leased areas in the Building an exclusive right to conduct or operate a particular business in the leased area. Such right, whether given in writing to other tenants or given in writing to the Lessee, is a provision in favor of a third party and shall confer an independent right of action on a person aggrieved on grounds of the right of exclusivity being violated by the Lessee or by an unspecified tenant.

      38.2 Use of the Leased Premises other than for the purposes of the lease is likely to constitute an infringement by the Lessee of the right of exclusivity of another tenant and will constitute a material breach of this Agreement. Notwithstanding the foregoing, no obligation shall be imposed on the Lessor with regard to enforcement of the right of exclusivity of any other tenant or of the Lessee itself, if the Lessee has been granted a right of exclusivity.

      38.3 Should the Lessee have made use of the Leased Premises other than for the purposes of the lease and have infringed the right of exclusivity of another tenant, the Lessee shall compensate the Lessor in respect of any damage and/or expense of whatsoever nature incurred by the Lessor as a result of the Lessee's acts.

      38.4 A right of exclusivity shall be deemed to have been granted to the Lessee only if given separately, in an express written document. Where a right of exclusivity has been granted to the Lessee in the scope of a signed appendix to this Agreement, the exclusivity shall be construed in the narrowest possible way so that it does not impair the freedom of employment or engagement of others. Definition of the purpose of the lease shall under no circumstances constitute the grant of a right of exclusivity.

 39.  AMENDMENTS TO THE AGREEMENT

      Any alteration and/or amendment to the Agreement shall be done solely in an express written document signed by the parties to this Agreement. No contention that the parties have altered this Agreement by their conduct shall be entertained, nor shall any evidence to that effect be adduced or accepted.

 40.  WAIVER OF RIGHT OF SET-OFF

      The Lessee hereby fully and irrevocably waives any right of set-off it may have as against the Lessor and undertakes not to set off any amount on any grounds whatsoever against the rentals that are due to the Lessor and/or against any other payment the Lessee may owe to the Lessor. The contents of this clause shall in no way prejudice the Lessee's entitlement to any such amount.

 41.  NOTICES AND WARNING NOTICES

      Any notice or warning notice which is sent by one party to the other in connection with this Agreement shall be sent by registered post, or shall be delivered by hand, according to the addresses of the parties set forth at the head of this Agreement (or any other address in respect of which suitable written notice is given), and such notice or warning notice shall be deemed to have been delivered to the addressee upon the actual delivery thereof if delivered by hand, and within 72 hours from the time of its delivery for posting by registered post, with advice of receipt confirmation, if sent by post in Israel. The address of the Lessee shall also be at the Leased Premises themselves.

            IN WITNESS WHEREOF THE PARTIES HAVE HEREUNTO SIGNED:


          ( - )                                     ( - )
          E.S.C                    Mario Laznik Industrial Buildings Ltd.
 ------------------------          --------------------------------------
        The Lessee                              The Lessor


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